Exhibit 10.2
                                                           Award Number:  4
                             CRDENTIA CORP.

               STOCK OPTION PLAN AND AWARD AGREEMENT

1.	Stock Subject to the Plan and Option Agreement.

    (a)	Crdentia Corp., a Delaware corporation (the "Company"), hereby adopts this Stock Option Plan and Award Agreement (the "Plan and Option Agreement") and, subject to Section 17, reserves 7,000,000 Shares as the maximum aggregate number of Shares which may be issued pursuant to this Plan and Option Agreement.

    (b)	Subject to Section 17, the Company hereby grants to the Grantee named in the Notice of Stock Option Award (the "Notice"), an option (the "Option") to purchase 7,000,000 Shares at the Exercise Price per Share as set forth in the Notice (the "Exercise Price") subject to the terms and provisions of this Plan and Option Agreement and the Notice which is incorporated herein by reference.

2.	Exercise of Option.

    (a)	Right to Exercise.  The Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice and with the applicable provisions of this Plan and Option Agreement. The Option shall be subject to the provisions of Section 18 of this Plan and Option Agreement relating to the exercisability or termination of the Option in the event of a Corporate Transaction. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Board. In no event shall the Company issue fractional Shares.

    (b)	Method of Exercise.  The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Board which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Board. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Board to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d), below.

    (c)	Taxes.  No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Board for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise of the Option, the Company or the Grantee's employer may offset or withhold (from any amount owed by the Company or the Grantee's employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax obligations and/or the employer's withholding obligations.

3.	Grantee's Representations.

The Grantee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under the Securities Act of 1933, as amended, or any United States securities laws. In the event the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4.	Method of Payment.

Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

    (a)	cash;

    (b)	check;

    (c)	surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Board may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised, provided, however, that Shares acquired under the Option or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months; or

    (d)	payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and
(ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5.	Restrictions on Exercise.

The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

6.	Termination of Service.

Subject to Section 18, the exercisability of the Option shall not be affected by the termination of the Grantee's employment or service to the Company for any reason.

7.	Transferability of Option.

The Option may be transferred to the extent and in the manner authorized by the Board. The Grantee also may designate one or more beneficiaries of the Grantee's Option in the event of the Grantee's death on a beneficiary designation form provided by the Board. In the event of the Grantee's death while the Option is still in effect, the Option may be exercised (a) by the person or persons designated under the deceased Grantee's beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee's legal representative or by any person empowered to do so under the deceased Grantee's will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

8.	Term of Option.

The Option must be exercised no later than the Expiration Date set forth in the Notice. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

9.	Stop-Transfer Notices.

In order to ensure compliance with the restrictions on transfer set forth in this Plan and Option Agreement or the Notice, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.	Refusal to Transfer.

The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Plan and Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11.	Tax Consequences.

Set forth below is a brief summary as of the date of this Plan and Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

    (a)	Exercise of Non-Qualified Stock Option.  On exercise of a Non-
Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an employee or a former employee of the Company, the Company will be required to withhold from the Grantee's compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

    (b)	Disposition of Shares.  If Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

12.	Lock-Up Agreement.

    (a)	Agreement.  The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any

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

interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180?day period thereafter, is an intended beneficiary of this Section 12.

    (b)	No Amendment Without Consent of Underwriter.  During the period from identification of a Lead Underwriter in connection with any public offering of the Company's Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 12(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 12 may not be amended or waived except with the consent of the Lead Underwriter.

13.	Entire Agreement: Governing Law.

The Notice and this Plan and Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice and this Plan and Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice and this Plan and Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties. Should any provision of the Notice or this Plan and Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

14.	Headings.

The captions used in the Notice and this Plan and Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

15.	Dispute Resolution.

The provisions of this Section 15 shall be the exclusive means of resolving disputes arising out of or relating to the Notice and this Plan and Option Agreement. The Company, the Grantee, and the Grantee's assignees (the "parties") shall attempt in good faith to resolve any disputes arising out of or relating to the Notice and this Plan and Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.
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

If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice or this Plan and Option Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in the County of Dallas) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. In addition to the recovery of costs as provided by applicable law, the prevailing party in any such suit, action or proceeding shall be entitled to recover reasonable attorneys' fees and expenses. If any one or more provisions of this
Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

16.	Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

17.	Adjustments Upon Changes in Capitalization.  Subject to any
required action by the stockholders of the Company, the number of Shares covered by this Plan and Option Agreement, the exercise price of the Option, as well as any other terms that the Board determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Board may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board and its determination shall be final, binding and conclusive. Except as the Board determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to the Option.

18.	Corporate Transactions.

    (a)	Termination of Option to Extent Not Assumed in Corporate
Transaction. Effective upon the consummation of a Corporate Transaction, the Option shall terminate. However, the Option shall not terminate to the extent it is Assumed in connection with the Corporate Transaction.

    (b)	Acceleration of Option Upon Corporate Transaction.  In the event of a Corporate Transaction, for the portion of the Option that is neither Assumed nor Replaced, such portion of the Option shall automatically become fully exercisable for all of the Shares at the time represented by such portion of the Option, immediately prior to the specified effective date of such Corporate Transaction.

19.	Reservation of Shares.

    (a)	The Company, during the term of the Plan and Option Agreement, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan and Option Agreement.

    (b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.	No Effect on Retirement and Other Benefit Plans.  Except as
specifically provided in a retirement or other benefit plan of the Company or a Parent or Subsidiary of the Company, the Option shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Parent or Subsidiary of the Company, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan and Option Agreement is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

21.	Stockholder Approval.  The adoption of this Plan and Option
Agreement shall not be subject to the approval of the Company's stockholders.

22.	Definitions.  As used herein, the following definitions shall apply:

    (a)	"Applicable Laws" means the legal requirements applicable to the
Plan and Option Agreement under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to options granted to residents therein.

    (b)	"Assumed" means that pursuant to a Corporate Transaction either (i)
the Plan and Option Agreement is expressly affirmed by the Company or (ii) the contractual obligations represented by the Plan and Option Agreement are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate

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

Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Plan and Option Agreement and the exercise or purchase price thereof which at least preserves the compensation element of the Option existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Plan and Option Agreement.

    (c)	"Board" means the Board of Directors of the Company and shall include any committee of the Board or officer of the Company to which the Board has delegated its authority under this Agreement.

    (d)	"Code" means the Internal Revenue Code of 1986, as amended.

    (e)	"Common Stock" means the common stock of the Company.

    (f)	"Company" means Crdentia Corp., a Delaware corporation.

    (g)	"Corporate Transaction" means any of the following transactions:

        (i)	a merger or consolidation in which the Company is not the
surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

        (ii)	the sale, transfer or other disposition of all or
substantially all of the assets of the Company;

        (iii)	the complete liquidation or dissolution of the Company;

        (iv)	any reverse merger or series of related transactions
culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction; or

        (v)	acquisition in a single or series of related transactions
by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction.

    (h)	"Fair Market Value" means, as of any date, the value of Common
Stock determined as follows:

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

        (i)	If the Common Stock is listed on one or more established
stock exchanges or national market systems, including without limitation
The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq
Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Board) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Board deems reliable;

        (ii)	If the Common Stock is regularly quoted on an automated
quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

        (iii)	In the absence of an established market for the Common
Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Board in good faith.

    (i)	"Non-Qualified Stock Option" means an option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    (j)	 "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (k)	"Replaced" means that pursuant to a Corporate Transaction the
Option is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) exercise schedule applicable to such Option. The determination of Option comparability shall be made by the Board and its determination shall be final, binding and conclusive.

    (l)	"Share" means a share of the Common Stock.

    (m)	"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  END OF PLAN AND OPTION AGREEMENT

                                EXHIBIT A

                              EXERCISE NOTICE
Crdentia Corp.
14114 Dallas Parkway, Suite 600
Dallas, Texas  75254
Attention:  Secretary

1.	Effective as of today, ______________, ___ the undersigned (the
"Grantee") hereby elects to exercise the Grantee's option to purchase ___________ shares of the Common Stock (the "Shares") of Crdentia Corp. (the "Company") under and pursuant to the Stock Option Plan and Award Agreement (the "Plan and Option Agreement") and Notice of Stock Option Award (the "Notice") dated December 31, 2003. Unless otherwise defined herein, the terms defined in the Plan and Option Agreement shall have the same defined meanings in this Exercise Notice.

2.	Representations of the Grantee.  The Grantee acknowledges that the
Grantee has received, read and understood the Notice and the Plan and Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.	Rights as Stockholder.  Until the stock certificate evidencing such
Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.
The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 17 of the Plan and Option Agreement.

4.	Delivery of Payment.  The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Plan and Option Agreement.

5.	Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee' purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6.	Taxes.  The Grantee agrees to satisfy all applicable United States federal, state, local and non-U.S. income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. If the Company is required to satisfy any United States federal, state, local or non-U.S. income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner that the Board prescribes.

7.	Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.	Headings.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

9.	Dispute Resolution.  The provisions of Section 15 of the Plan and
Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Exercise Notice.

10.	Governing Law; Severability.  This Exercise Notice is to be
construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties. Should any provision of this Exercise Notice be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.	Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.	Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.	Entire Agreement.  The Notice and the Plan and Option Agreement are
incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee.
Nothing in the Notice the Plan and Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

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

Submitted by:	                       Accepted by:

GRANTEE:	                       CRDENTIA CORP.

	                               By:
-------------------------                 -----------------------
      (Signature)	               Title:
                                             --------------------
Address:	                       Address:

                                       14114 Dallas Parkway, Suite 600
                                       Dallas, Texas  75254

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

                                EXHIBIT B

                    INVESTMENT REPRESENTATION STATEMENT.

GRANTEE:		JAMES DURHAM

COMPANY:		CRDENTIA CORP.

SECURITY:		COMMON STOCK

AMOUNT:			-------------------------

DATE:                   -------------------------

In connection with the purchase of the above?listed Securities, the undersigned Grantee represents to the Company the following:

    (a)	Grantee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Grantee is acquiring these Securities for investment for Grantee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

    (b)	Grantee acknowledges and understands that the Securities constitute
"restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee's investment intent as expressed herein. Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the Securities.
Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

    (c)	Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Grantee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being

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sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

    (d)	Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.

    (e)	Grantee represents that he or she is a resident of the state of
_________________.

                                     Signature of Grantee:

	                             -------------------------
                                     Date:
                                          --------------------

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